UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
WCA WASTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50808 (Commission File Number)	20-0829917 (I.R.S. Employer Identification No.)

One Riverway, Suite 1400
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 292-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Indenture
Revolving Credit Agreement
Purchase Agreement
Registration Rights Agreement
Description of Old Credit Agreements
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of (i) the Revolving Credit Agreement, dated as of July 5, 2006, by and among the Company, Comerica Bank, as administrative agent, and the parties named therein as lenders (the “New Credit Agreement”), (ii) the Purchase Agreement, dated as of June 28, 2006 (the “Purchase Agreement”), by and among WCA Waste Corporation (the “Company”), the subsidiary guarantors named therein (the “Guarantors”) and Credit Suisse Securities (USA) LLC (the “Initial Purchaser”), (iii) the Indenture, dated as of July 5, 2006 (the “Indenture”), by and among the Company, as issuer, the Guarantors, and The Bank of New York Trust Company, N.A., as trustee, governing the terms of the Company’s 9.25% Senior Notes due 2014 (the “Notes”) and (iv) the Registration Rights Agreement, dated as of July 5, 2006 (the “Registration Rights Agreement”), by and among the Company, the Guarantors and the Initial Purchaser.
Item 1.02. Termination of a Material Definitive Agreement.
     On July 5, 2006, in connection with entering into the New Credit Agreement, the Company paid its obligations under, and terminated, that certain (i) First Lien Credit Agreement dated as of April 28, 2005 by and among WCA Waste Systems, Inc., Wells Fargo Bank, National Association (“Wells Fargo”), Comerica Bank and the lenders party thereto (the “First Lien Credit Agreement”) and (ii) Second Lien Credit Agreement dated as of April 28, 2005 by and among WCA Waste Systems, Inc., Wells Fargo and the lenders party thereto (the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Old Credit Agreements”).
     For a description of the Old Credit Agreements, please see the section titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Credit Facility” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which section is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
     In connection with the termination of the Second Lien Credit Agreement, the Company was required to pay a $250,000 prepayment premium.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Credit Agreement
     Pursuant to the New Credit Agreement, the Company has an aggregate credit commitment for a $100 million revolving credit facility, which can be expanded by an additional $100 million, subject to availability under the terms of the Indenture and subject to the availability of additional lenders. The credit commitment available under the New Credit Agreement includes subfacilities for standby letters of credit in the aggregate principal amount of up to $50.0 million and a swing-line feature for up to $10.0 million for same day advances.
     The New Credit Agreement will mature on July 5, 2011. The Company’s obligations under the New Credit Agreement are secured by the capital stock of its subsidiaries and all tangible (including real estate) and intangible assets belonging to the Company and its subsidiaries. The obligations are also guaranteed by certain material subsidiaries. Obligations under the New Credit Agreement are recourse obligations and are subject to cancellation and/or acceleration upon the occurrence of certain events, including, among other things, a change of control (as defined in the New Credit Agreement), nonpayment, breaches of representations, warranties and covenants (subject to cure periods in certain instances), bankruptcy or insolvency, defaults under other debt arrangements, failure to pay certain judgments and the occurrence of events creating material adverse effects.
     The New Credit Agreement contains numerous covenants with which the Company must comply, including several financial covenants and ratios. These include a leverage test, a senior leverage test, a net worth requirement and an adjusted EBIT test (as defined in the New Credit Agreement). The maximum leverage ratio (the ratio of funded debt to pro forma adjusted EBITDA (as defined in the New Credit Agreement)) under the New Credit Agreement must be not more than 5.25 to 1.00 until March 31, 2007, 5.00 to 1.00 from June 30, 2007 to March 31, 2008 and 4.75 to 1.00 or less thereafter. The maximum senior secured funded debt leverage ratio under the New Credit Agreement (the ratio of funded senior secured debt (all secured funded debt other than subordinated debt) to pro forma adjusted EBITDA) must be 3.25 to 1.00 or less from July 5, 2006 through the quarter ending June 30, 2008, decreasing to a maximum of 3.00 to 1.00 or less for all quarters thereafter. The minimum net worth (as defined in the New Credit Agreement) is $85.0 million of net worth, plus 50% of quarterly net income after July 5, 2006, if positive, plus 100% of the increase to net worth from the net cash proceeds from equity offerings.
     Applicable fees and margins are determined based on the Company’s leverage ratio for the trailing twelve month reporting period on each quarterly reporting date. The following table reflects the applicable margin and fee schedule as defined in the New Credit Agreement:

	LIBOR	Prime	Commitment
Leverage Ratio	Margin	Margin	Fee
Less than 3.0x	1.50	0.00	0.25
Equal to or greater than 3.0 and less than 3.5x	1.75	0.25	0.25
Equal to or greater than 3.5 and less than 4.0x	2.00	0.50	0.25
Equal to or greater than 4.0 and less than 4.5x	2.25	0.75	0.375
Equal to or greater than 4.5x	2.50	1.00	0.50
     Other covenants in the New Credit Agreement limit the ability of the Company and certain of its subsidiaries to, among other things, create, incur, assume or permit to exist certain liens; make certain investments, loans and advances; enter into any sale-leaseback transactions; materially change the nature of their businesses; create, incur, assume or permit to exist certain leases; merge into or with or consolidate with any other person; sell, lease or otherwise dispose of all or substantially all of their properties or assets; discount or sell any of their notes or accounts receivable; transact business with affiliates unless in the ordinary course of business and on arm’s length basis; make certain negative pledges; or amend, supplement or otherwise modify the terms of any debt or prepay, redeem or repurchase any subordinated debt.

Purchase Agreement
     Pursuant to the Purchase Agreement, the Company agreed to sell to the Initial Purchaser $150 million aggregate principal amount of its Notes, to be guaranteed by the Guarantors. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, have agreed to indemnify each other against certain liabilities.
Registration Rights Agreement
     The closing of the sale of the Notes occurred on July 5, 2006. The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were sold to the Initial Purchaser on a private placement basis in reliance on the exemption from registration provided by Section 4(2) of the Securities Act provided by Rule 144A and Regulation S. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to use commercially reasonable efforts to cause the Notes to be exchanged for a like aggregate principal amount of debt securities of the Company that have been registered under the Securities Act. The Company and the Guarantors have agreed to use their commercially reasonable efforts to cause such registration statement to become effective no later than February 15, 2007.
Indenture
     Under the Indenture, the Company issued the Notes, which bear interest at 9.25% per annum on the principal amount from July 5, 2006, payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning December 15, 2006. The Notes will mature on June 15, 2014. The Notes are senior unsecured obligations and rank equally with the Company’s existing and future senior unsecured indebtedness and senior to any of the Company’s existing and future subordinated indebtedness. The Notes will be effectively subordinated to any existing or future secured indebtedness, to the extent of the assets securing such indebtedness.
     The Notes are guaranteed by the Guarantors. The guarantees are senior unsecured obligations of the Guarantors. The guarantees rank equally with all existing and future senior unsecured indebtedness of the Guarantors and senior to any existing and future subordinated indebtedness of the Guarantors. The guarantees are effectively subordinated to any existing or future secured indebtedness of the Guarantors to the extent of the assets securing such indebtedness.
     The Company may, at its option, redeem all or part of the Notes, at any time on or after June 15, 2010, at fixed redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. The Company may also, at its option, redeem all or part of the Notes, at any time prior to June 15, 2010, at a “make-whole” price set forth in the Indenture, plus accrued and unpaid interest as liquidated damages, if any, to the date of redemption. At any time, which may be more than once, before June 15, 2009, the Company may redeem up to 35% of the aggregate principal amount of the Notes with net cash proceeds of one or more equity offerings at a redemption price of 109.25% of the par value of the Notes redeemed, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, as long as it redeems the Notes within 180 days of completing the equity offering and at least 65% of the aggregate principal amount of the Notes issued remains outstanding after the redemption.
Additional Information
     The description of the provisions of the Credit Agreement, the Purchase Agreement, the Registration Rights Agreement and the Indenture set forth above is qualified in its entirety by reference to the full and complete terms set forth in the Credit Agreement, the Purchase Agreement, the Registration Rights Agreement and the Indenture, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively.
Item 7.01. Regulation FD Disclosure.
     On July 5, 2006, the Company issued a press release announcing that it has closed its previously announced private offering of $150 million aggregate principal amount of its Notes. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
c) Exhibits

Exhibit
Number	Description
4.1	Indenture, dated as of July 5, 2006, by and among WCA Waste Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee

10.1	Revolving Credit Agreement, dated as of July 5, 2006, by and among WCA Waste Corporation, Comerica Bank, as administrative agent, and the parties named therein as lenders

10.2	Purchase Agreement, dated as of June 28, 2006, by and among WCA Waste Corporation, the guarantors named therein and Credit Suisse Securities (USA) LLC

10.3	Registration Rights Agreement, dated as of July 5, 2006, by and among WCA Waste Corporation, the guarantors named therein and Credit Suisse Securities (USA) LLC

99.1	Description of Old Credit Agreements from the Annual Report on Form 10-K of WCA Waste Corporation for the fiscal year ended December 31, 2005

99.2	Press Release, dated July 5, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION
Date: July 5, 2006	By:	/s/ J. Edward Menger
	Name:	J. Edward Menger
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture, dated as of July 5, 2006, by and among WCA Waste Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee

10.1	Revolving Credit Agreement, dated as of July 5, 2006, by and among WCA Waste Corporation, Comerica Bank, as administrative agent, and the parties named therein as lenders

10.2	Purchase Agreement, dated as of June 28, 2006, by and among WCA Waste Corporation, the guarantors named therein and Credit Suisse Securities (USA) LLC

10.3	Registration Rights Agreement, dated as of July 5, 2006, by and among WCA Waste Corporation, the guarantors named therein and Credit Suisse Securities (USA) LLC

99.1	Description of Old Credit Agreements from the Annual Report on Form 10-K of WCA Waste Corporation for the fiscal year ended December 31, 2005

99.2	Press Release, dated July 5, 2006